UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: April 6, 2019

Century Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-15752	04-2498617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Mystic Avenue

Medford, MA 02155

(Address of Principal Executive Offices) (Zip Code)

(781) 391-4000

(Registrant’s telephone number, including area code)

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.01	Changes in Control of Registrant.

Marshall M. Sloane, Chairman of the Boards of Directors of the Company and Century Bank and Trust Company, passed away at the age of 92 on April 6, 2019.

Marshall M. Sloane controlled the Company by virtue of his role as general partner of Sloane Family Enterprises, Limited Partnership (“Sloane Family Enterprises”), which directly beneficially owns 87.96% of the outstanding Class B shares of the Company. Upon his death, Barbara J. Sloane, Barry R. Sloane, and Linda Sloane Kay became general partners of Sloane Family Enterprises and now collectively control the Company. They became general partners of Sloane Family Enterprises pursuant to the terms and conditions of the Sloane Family Enterprises limited partnership agreement for no consideration.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY BANCORP, INC.

/s/ William P. Hornby
William P. Hornby, CPA Chief Financial Officer and Treasurer

Dated: April 11, 2019